UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2005

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SOUTHERN CONNECTICUT BANCORP, INC.

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(Exact Name of Registrant as Specified in its Charter)

Connecticut	0-49784	06-1609692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification No.)

215 Church Street, New Haven, CT 06510
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (203) 782-1100

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1--Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Southern Connecticut Bancorp, Inc. ("Bancorp") and the Bank of Southern Connecticut (the “Bank”) entered into an employment agreement as of October 26, 2005 (the "Agreement") with John Howard Howland. The following description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is filed as an exhibit to this report on Form 8-K.

Under the Agreement, Mr. Howland is employed as Executive Vice President and Chief Administrative Officer of Bancorp and the Bank. His term of employment ends on December 31, 2006 (the “Term”), unless Bancorp earlier terminates Mr. Howland's employment under the terms of the Agreement. Mr. Howland will receive an annual base salary of $140,000 during the Term, and will be eligible for merit bonuses at the discretion of Bancorp's and the Bank’s Board of Directors, which bonuses may, in the discretion of such boards, be based on the achievement of one or more annual individual or corporate goals established by the boards and communicated to Mr. Howland. In addition, during the Term Mr. Howland will be reimbursed for expenses and will be provided with group life insurance, health insurance, and participation in the Bank's profit sharing or 401(k) plan. Pursuant to the Agreement, Mr. Howland has been granted incentive stock options under the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan exercisable for 20,000 shares of common stock pursuant to the terms of such plan.

In the event Mr. Howland's employment is terminated or his responsibilities are significantly reduced as a result of a "Business Combination" (defined in the Agreement as the sale by the Bank and Bancorp of all or substantially all of their assets, the acquisition of 51% of their outstanding voting stock or their merger with another corporation as a result of which the Bank and Bancorp are not the surviving entities), Mr. Howland will, subject to certain conditions, be entitled to receive a lump sum payment equal to three times his base annual compensation in effect at the time of termination. Additionally, in the case of Mr. Howland's termination as a result of a Business Combination and in the event Mr. Howland is otherwise terminated by the Bank or Bancorp except for cause or disability or upon death, Mr. Howland will be entitled to receive his base salary under the Agreement plus the amount of bonus and other compensation to which Mr. Howland would be entitled for the balance of the Term.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Employment Agreement dated as of October 26, 2005 between Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut and John Howard Howland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By: /s/ Michael J. Ciaburri
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Name: Michael J. Ciaburri
Title: President and Chief Operating Officer

Date: October 26, 2005